Exhibit 99.2

NANOPHASE ANNOUNCES FOURTH QUARTER AND 2005 RESULTS

44% Revenue Growth and 77% Product Sales Fourth Quarter Increase Year-Over-Year

Romeoville, IL - March 9, 2006 – Nanophase Technologies (Nasdaq: NANX), a technology leader in nanomaterials and advanced nanoengineered products, announced fourth quarter and fiscal 2005 results.

For the quarter ending December 31, 2005, total revenue was $1.43 million compared to $0.99 million for the fourth quarter of 2004, representing a 44% revenue increase year-over-year (YOY) and the highest fourth quarter revenue in the Company’s history. Comparing the same two periods, product sales grew to approximately $1.34 million from $0.76 million, for a 77% increase YOY, while gross margin increased to 7.5% of revenue versus a negative 18% in 2004. Nanophase reported a fourth quarter 2005 net loss of $1.3 million, or $0.07 per share, compared with a net loss for the 2004 fourth quarter of $1.9 million, or $0.10 per share.

For the year ended December 31, 2005, Nanophase’s revenue increased to $6.8 million, compared to $5.2 million in 2004, representing total revenue growth of 31% YOY. Product sales grew significantly to $6.44 million in 2005, versus $4.25 million in 2004, or an increase of 52% in 2005. Comparing 2005 to 2004, other revenues decreased approximately $0.6M reflecting the absence of non-recurring development revenue for 2004. During 2005, gross margin on sales increased to 14% of revenue versus 1.6% in 2004; total gross margin in 2005 increased 1078% compared to 2004. For 2005, Nanophase reported a net loss of $5.4 million, or $0.30 per share, compared with a net loss of $6.5 million, or $0.37 per share in 2004.

Selected highlights for the Fourth Quarter and Year End 2005:

•	Launched nanoengineered products to provide anti-reddening and anti-inflammatory properties for the textile and non-woven markets

•	Launched five new commercial nanomaterials for personal care, coatings, fuel catalyst, and medical diagnostics applications

•	Filed two new U.S. patent applications, received one U.S. Patent and three new foreign patents

•	Launched a new formulated sunscreen nanomaterial targeted for the European and Asian markets through BASF, Nanophase’s market and strategic development partner

•	Formed a mutually exclusive partnership with Alfa Aesar, the research chemicals unit of Johnson Matthey, to globally distribute research quantities of Nanophase’s nanomaterials and nanomaterial dispersions to accelerate nanomaterial market penetration and contribute to the Company’s future growth

•	Received an initial order from Roche Diagnostics for nanomaterials used in a medical diagnostic application

•	Received Rohm & Haas Electronic Materials CMP Technologies “Excellence in Partnership Award” for 2005

•	Received a $1.6 million capital loan from BYK Chemie to install volume production equipment for nanoparticles and nanoparticle dispersions targeted for current and planned BYK Chemie NANOBYK additives for coatings and plastics

•	Implemented Generation Two of NanoArc® synthesis technology that increases production rates 3-5 times and allows volume commercial production across a broad material palette of sub-25 nanometer particles with appreciably tighter distribution

•	Nanophase’s facilities were certified to ISO14001: 2004, the international environmental management standard, and recertified to ISO 9001:2000, the internationally recognized standard of manufacturing and quality excellence

•	Achieved essentially 100% Customer Service levels with zero customer complaints for the fourth consecutive year

“Nanophase experienced substantial revenue growth, particularly in product sales, and continued its history of solid operational improvement over the past year,” stated Joseph Cross, Nanophase’s president and CEO. “As anticipated entering the year, we experienced a 26% growth in semiconductor polishing revenues and a 24% growth in sunscreen and personal care revenues. We made significant progress growing optics and electronic polishing applications achieving revenue growth over 600% while adding five new customers. 2005 was a very solid year for Nanophase and, we believe, further establishes a multiple market platform for future revenue growth and expansion, as well as revenue momentum heading into 2006.”

“Based on our experience and as noted in market studies by the Freedonia Group and SEMI, we believe that the global nanomaterial adoption rate is increasing and is anticipated to accelerate during 2006-2008 and continue for over a decade. Our planned focus areas for 2006 are: material revenue growth and continued robust business development; new product introduction through our market partners – BASF, Rohm & Haas Electronic Materials CMP Technologies, BYK Chemie, and Alfa Aesar; new nanoengineered products and new market(s) penetration; and continuing operational improvements to reduce manufacturing cost and increase margin. We believe that Nanophase is uniquely positioned to take advantage of increased market and customer adoption, growth in existing markets, and penetration of emerging markets.”

Nanophase plans to provide additional information during its conference call on March 9 at 4:00 PM CST (5:00 PM EST) and encourages its stockholders and other interested parties to attend. The call may be accessed through Nanophase’s website, www.nanophase.com, and clicking on the line under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through March 16, 2006, by dialing 704-645-9291 and entering code 6114493, or by logging onto the Nanophase website and following the above instructions. The conference call transcript will also be posted on the Company’s website within three days after the conference call.

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and advanced nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001:2004 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 21 United States and 51 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.

This press release contains words such as “expects”, “shall”, “will” , “believes” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed November 7, 2005 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Based on the detailed financial statements accompanying this release, the Company’s results are stated in approximate terms herein with earnings per share as fully diluted.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	As of December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$340,860	$475,185
Investments	8,168,092	11,155,126
Trade accounts receivable, less allowance for doubtful accounts of $23,533 and $24,271 on December 31, 2005 and 2004, respectively	1,180,117	792,662
Other receivable, net	—	3,498
Inventories, net	801,217	837,336
Prepaid expenses and other current assets	414,363	499,697

Total current assets	10,904,649	13,763,504

Equipment and leasehold improvements, net	6,587,787	7,457,764
Other assets, net	680,908	571,027

	$18,173,344	$21,792,295

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debts	$200,254	$579,472
Current portion of capital lease obligations	—	11,826
Current portion of deferred other revenue	56,757	—
Accounts payable	285,076	324,485
Accrued expenses	1,152,127	894,022

Total current liabilities	1,694,214	1,809,805

Long-term debt, less current maturities and unamortized debt discount	1,265,875	—
Deferred other revenue, less current portion	293,243	—

	1,559,118	—

Contingent liabilities:	—	—

Stockholders’ equity:
Preferred stock, $.01 par value; 24,088 authorized and no shares issued and outstanding	—	—
Common stock, $.01 par value; 25,000,000 shares authorized; 17,976,592 and 17,895,482 shares issued and outstanding on December 31, 2005 and December 31, 2004, respectively	179,766	178,955
Additional paid-in capital	72,307,887	71,987,565
Accumulated deficit	(57,567,641)	(52,184,030)

Total stockholders’ equity	14,920,012	19,982,490

	$18,173,344	$21,792,295

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

	Years ended December 31,
	2005	2004	2003
Revenue:
Product revenue	$6,444,444	$4,253,478	$4,880,313
Other revenue	357,463	954,456	566,348

Total revenue	6,801,907	5,207,934	5,446,661

Operating expense:
Cost of revenue	5,827,719	5,125,216	5,205,065
Research and development expense	1,934,528	1,929,348	1,906,791
Selling, general and administrative expense	4,422,011	4,361,357	4,095,877

Total operating expense	12,184,258	11,415,921	11,207,733

Loss from operations	(5,382,351)	(6,207,987)	(5,761,072)
Interest income	295,935	171,582	67,992
Interest expense	(50,273)	(74,277)	(109,889)
Lease accounting adjustment	(279,810)	—	—
Other, net	32,888	(306,273)	5,319

Loss before provision for income taxes	(5,383,611)	(6,416,955)	(5,797,650)
Provision for income taxes	—	(30,000)	(30,000)

Net loss	$(5,383,611)	$(6,446,955)	$(5,827,650)

Net loss per share-basic and diluted	$(0.30)	$(0.37)	$(0.38)

Weighted average number of common shares outstanding	17,937,932	17,266,228	15,391,537